EXHIBIT 99.9

Deed

General Security Agreement

Paradise Phosphate Pty Limited
(as Grantor)

Acorn Capital Limited
(as Security Trustee)

Central Plaza I 345 Queen Street Qld 4000 Australia	Telephone +61 7 3258 6666 Facsimile +61 7 3258 6444
GPO Box 3124 Brisbane Qld 4001 Australia	www.freehills.com DX 255 Brisbane

Sydney Melbourne Perth Brisbane Singapore	Associated offices in Jakarta Beijing Shanghai Hanoi Ho Chi Minh City

Contents

	Table of contents

1	Definitions, interpretation and deed components		2
	1.1	Definitions	2
	1.2	Interpretation	7
	1.3	Interpretation of inclusive expressions	8
	1.4	Business Day	9
	1.5	Convertible Note Agreement incorporated definitions	9
	1.6	Security Trust Deed	9
	1.7	Capacity of Security Trustee	9

2	Security		9
	2.1	Security	9
	2.2	Description of Secured Property	9
	2.3	Priority	9
	2.4	Nature of charge	9
	2.5	Collection of proceeds of Assigned Property	10
	2.6	Controlled Account	10
	2.7	Proceeds	10
	2.8	Inventory	11
	2.9	Authorisation	11

3	Discharge of the Security		11
	3.1	Discharge	11
	3.2	Final discharge	11

4	Representations and warranties		12
	4.1	Representations and warranties	12
	4.2	Survival of representations and warranties	12
	4.3	Reliance by Security Trustee	13
	4.4	No Reliance by Grantor	13

5	Undertakings of the Grantor		13
	5.1	Performance under the Transaction Documents	13
	5.2	Notices to the Security Trustee	13
	5.3	Negative pledge and disposal of assets	14
	5.4	Maintenance of the Secured Property	15
	5.5	Further assurances	15
	5.6	Title Documents	15
	5.7	Perfection, registration and protection of Security	16
	5.8	No caveats	16
	5.9	Inspection	17
	5.10	Term of undertakings	17

6	Enforcement		17
	6.1	When enforceable	17
	6.2	No dealing with assets	17
	6.3	Assistance in realisation	17
	6.4	Postponing or delaying realisation or enforcement	18
	6.5	PPSA Retention of Title Property	18

7	Receiver		18
	7.1	Appointment of Receiver	18

General Security Agreement       Contents 1

Contents

	7.2	Agency of Receiver	18
	7.3	Powers of Receiver	18
	7.4	Nature of Receiver’s Powers	20
	7.5	Status of Receiver after commencement of winding-up	21
	7.6	Powers exercisable by the Security Trustee	21
	7.7	Set-off	21
	7.8	Notice of exercise of rights	21
	7.9	Termination of receivership and possession	21

8	Application and receipts of money		22
	8.1	Order of application	22
	8.2	Money actually received	22
	8.3	Amounts contingently due	22
	8.4	Notice of a Security Interest	23
	8.5	Security Trustee’s statement of indebtedness	23
	8.6	Security Trustee’s receipts	23
	8.7	Conversion of currencies on application	24
	8.8	Payments in gross	24
	8.9	Additional payments	24
	8.10	Taxation deduction procedures	24
	8.11	Tax Credit	25
	8.12	Tax affairs	25
	8.13	Amounts payable on demand	25
	8.14	Currency of payments	25

9	Power of attorney		25
	9.1	Appointment of Attorney	25
	9.2	Purposes of appointment	25
	9.3	Exercise after Event of Default	26
	9.4	Delegation and substitution	26

10	Protection		26
	10.1	Protection of third parties	26
	10.2	Protection of the Security Trustee, Receiver and Attorney	26

11	Indemnities		27
	11.1	General indemnity	27
	11.2	Foreign currency indemnity	27
	11.3	Continuing indemnities and evidence of loss	28

12	Tax, costs and expenses		28
	12.1	Tax	28
	12.2	Costs and expenses	28
	12.3	GST	29

13	Interest on overdue amounts		29
	13.1	Payment of interest	29
	13.2	Accrual of interest	29
	13.3	Rate of interest	30

14	Savings provisions		30
	14.1	Statutory powers	30
	14.2	Continuing security	30
	14.3	No merger of security	30
	14.4	Exclusion of moratorium	30

General Security Agreement       Contents 2

Contents

	14.5	Exclusion of PPSA provisions	31
	14.6	Conflict	31
	14.7	Consent of Security Trustee	31
	14.8	Completion of blank securities	31
	14.9	Principal obligations	32
	14.10	No obligation to marshal	32
	14.11	Non-avoidance	32
	14.12	Increase in financial accommodation	32
	14.13	Suspense account	32

15	General		33
	15.1	Confidential information	33
	15.2	Performance by Security Trustee of the Grantor’s obligations	33
	15.3	Grantor to bear cost	34
	15.4	Notices	34
	15.5	Governing law and jurisdiction	34
	15.6	Prohibition and enforceability	34
	15.7	Waivers	34
	15.8	Variation	35
	15.9	Cumulative rights	35
	15.10	Assignment	35
	15.11	Counterparts	35
	15.12	Attorneys	35

	Signing page		36

General Security Agreement       Contents 3

General Security Agreement

Date > 7 February 2012

Between the parties

Grantor	Paradise Phosphate Pty Ltd
ACN 154 180 882 of Level 8, 580 St Kilda Road, Melbourne VIC 3004
(Grantor)

Security Trustee	Acorn Capital Limited
ACN 082 694 531 of Level 12, 90 Collins Street, Melbourne Vic 3000
(Security Trustee)

Recitals	1	The Grantor is, or will be, the legal and beneficial owner of the Secured Property.

	2	The Grantor has agreed to create the Security to secure the payment of the Secured Moneys.

This deed witnesses	that, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

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1	Definitions, interpretation and deed components

1.1	Definitions

The meanings of the terms used in this deed are set out below.

Term	Meaning

Accession	has the meaning set out in the PPSA.

Account	has the meaning set out in the PPSA.

After-Acquired Property	has the meaning set out in the PPSA.
Assigned Property	all of the Grantor’s present and future Accounts and any other present or future right to payment.
Attorney	an attorney appointed under this any Transaction Document.
Charged Property	all of the Grantor’s present and future real and personal property, including:
	1	the Mining Rights, any environmental authorities in connection with any Mining Rights and the Mining Information;
	2	goodwill;
	3	uncalled and called but unpaid capital; and
	4	all of the Grantor’s rights in the PPSA Retention of Title Property, excluding the Assigned Property to the extent assigned and transferred under clause 2.1(b).
Collateral Security

any present or future Security Interest, Guarantee or other document or agreement created or entered into by the Grantor, a Transaction Party or any other person as security for, or to credit enhance, the payment of any of the Secured Moneys.

Commingled	has the meaning set out in the PPSA.
Contested Tax	a Tax payable by the Grantor where the Grantor is contesting its liability to pay that Tax in good faith and has reasonable grounds to do so.

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1 Definitions, interpretation and deed components

Term	Meaning
Control	control as defined in section 50AA of the Corporations Act.
Controlled Account	a bank account opened by the Grantor in accordance with clause 2.6.
Control Event	1	in respect of all of the Secured Property:
		•	a Receiver or any other receiver or receiver and manager is appointed in respect of any of the Secured Property;
		•	the Security or any other Security Interests over any of the Secured Property is enforced in any other way; or
		•	an order is made or a resolution is passed for the liquidation of the Grantor;
	2	in respect of a particular asset of the Secured Property:
		•	the Grantor breaches clause 5.3 in respect of the asset;
		•	any step is taken to issue, levy or enforce any distress, attachment, execution or other process against or on that asset;
•
any Security Interest over that asset is, or becomes capable of being, enforced or any other event occurs under a Security Interest over that asset which results in the Grantor ceasing to be entitled to deal with that asset under the terms of any Security Interest;

•
a notice which affects that asset is issued, signed or given under Subdivision 260-A of Schedule 1 of the Taxation Administration Act 1953 (Cth) by, or on behalf of, the Commissioner of Taxation or the Deputy Commissioner of Taxation, or under any similar legislation;

		•	any thing occurs which may result in any amounts, including Tax or moneys owing to employees, ranking ahead of the Security with respect to that asset;
		•	which is the proceeds of any Assigned Property, the Security Trustee gives a notice to the Grantor stating that a Control Event has occurred in relation to those proceeds; or
•
the Security Trustee gives a notice in respect of that asset to the Grantor upon or any time after the occurrence of an Event of Default stating that a Control Event has occurred in relation to that asset.

Controller			a controller as defined in section 9 of the Corporations Act.
Convertible Note Agreement

the convertible note agreement dated on or around the date of this deed between Australian Microcap Investments Pty Ltd as trustee for Microcap Investment Trust 1, Australian Microcap Investments Pty Ltd as trustee for Microcap Investment Trust 2, Legend and the Grantor.

debt			includes debts owing by a bank or other financial institution, including in relation to a current trading account.

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1 Definitions, interpretation and deed components

Term	Meaning
Default	1	an Event of Default; or
	2	a Potential Event of Default.
Designated Bank	the bank with which a Controlled Account is maintained.
Distribution	any dividend, distribution or other amount declared or paid by the Grantor on any Marketable Security issued by it.
Dollars, A$ and $	the lawful currency of the Commonwealth of Australia.
Excluded Tax	a Tax imposed by any jurisdiction on the net income of the Security Trustee.
Finance Party	1	the Noteholders;
	2	the Nominee; and
	3	the Security Trustee.
Guarantee	any guarantee, suretyship, letter of credit, letter of comfort or any other obligation:
1
to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

	2	to indemnify any person against the consequences of default in the payment of; or
	3	to be responsible for,

any debt or monetary liability or obligation (whether or not it involves the payment of money) of another person or the assumption of any responsibility or obligation in respect of the insolvency or the financial condition of any other person.

Investment Instrument	has the meaning set out in the PPSA.
Loss	any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment.
Mining Information

all information in the possession or under the control or the Grantor regarding the Mining Rights, including original source, geological, drill cores, studies and development data and analysis, samples and physical or electronic records, plans, maps, reports, records, approvals and documents.

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1 Definitions, interpretation and deed components

Term	Meaning
Mining Rights	has the meaning set out in the Convertible Note Agreement.
Negotiable Instrument	has the meaning set out in the PPSA.
Officer	1	in relation to the Grantor, a director or a secretary, or a person notified to be an authorised officer of the Grantor;
2
in relation to the Security Trustee, any person whose title includes the word ‘Director’, ‘Managing Director’, ‘Manager’ or ‘Vice President’, and any other person appointed by the Security Trustee to act as its authorised officer for the purposes of this deed; and

	3	in relation to a Receiver or an Attorney which is a corporation, any officer, as that expression is defined in section 9 of the Corporations Act, of that Receiver or Attorney.
Payment Currency	the currency in which any payment is actually made.
Permitted Caveats	each caveat in favour of Real Grumpy Pty Ltd or Ernst Alfred Kohler in respect of the royalty agreement in connection with the Mining Rights existing as at the date of this deed.
Potential Event of Default

any thing which would become an Event of Default on the giving of notice (whether or not notice is actually given), the expiry of time, the satisfaction or non-satisfaction of any condition, or any combination of the above.

Power	any right, power, authority, discretion or remedy conferred on the Security Trustee, a Receiver or an Attorney by any Transaction Document or any applicable law.
PPS Regulations	the regulations made under the PPSA.
PPSA	the Personal Property Securities Act 2009 (Cth).
PPSA Retention of Title Property	all present and future PPSA retention of title property of the Grantor as defined in section 51F of the Corporations Act.
PPSA Secured Party	a secured party as defined in the PPSA.
PPSA Security Interest	a security interest as defined in the PPSA.

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1 Definitions, interpretation and deed components

Term	Meaning
Receiver	a receiver or receiver and manager appointed under this deed.
Relevant Currency	the currency in which a payment is required to be made under the Transaction Documents and, if not expressly stated to be another currency, is Dollars.
Secured Moneys	all debts and monetary liabilities of:
	1	the Grantor to a Finance Party on any account and in any capacity; and
	2	each Transaction Party (other than the Grantor) to a Finance Party on any account and in any capacity, irrespective of whether the debts or liabilities:
	3	are present or future;
	4	are actual, prospective, contingent or otherwise;
	5	are at any time ascertained or unascertained;
	6	are owed or incurred by or on account of the Grantor or another Transaction Party alone, or severally or jointly with any other person;
	7	are owed to or incurred for the account of a Finance Party alone, or severally or jointly with any other person;
	8	are owed to any other person as agent (whether disclosed or not) for or on behalf of a Finance Party;
	9	are owed or incurred as principal, interest, fees, charges, Taxes, damages (whether for breach of contract or tort or incurred on any other ground), losses, costs or expenses, or on any other account;
	10	are owed to or incurred for the account of a Finance Party directly or as a result of:
• the assignment or transfer to a Finance Party of any debt or liability of the Grantor or another Transaction Party; or
• any other dealing with any such debt or liability;
	11	are owed to or incurred for the account of a Finance Party before the date of this deed, or before the date of any assignment of this deed to a Finance Party by any other person or otherwise; or
	12	comprise any combination of the above.
Secured Property	the Charged Property and the Assigned Property.
Security	the security created or expressed to be created by this deed.
Security Trust	the “Paradise Phosphate Security Trust” as constituted under the Security Trust Deed.

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1 Definitions, interpretation and deed components

Term	Meaning
Security Trust Deed	the security trust deed dated on or about the date of this deed between the Grantor and others and the Security Trustee as security trustee constituting the Security Trust.
Tax Invoice	includes any document or record treated by the Commissioner of Taxation as a tax invoice or as a document entitling a recipient to an input tax credit.
Title Document

any original, duplicate or counterpart certificate or document of title including any real property certificate of title, a certificate of units in a unit trust, share certificate or certificate evidencing an Investment Instrument or Negotiable Instrument.

Transaction Document	1	this deed;
	2	each Collateral Security;
	3	the Security Trust Deed;
	4	the Convertible Note Agreement; and
	5	any other Transaction Document as defined in the Convertible Note Agreement, or any document or agreement entered into or given under any of the above.
Transaction Party	1	the Grantor;
	2	Legend or
	3	any other Transaction Party as defined in a Transaction Document.

1.2	Interpretation

In this deed:

(a)	Headings and bold type are for convenience only and do not affect the interpretation of this deed.

(b)	The singular includes the plural and the plural includes the singular.

(c)	Words of any gender include all genders.

(d)	Other parts of speech and grammatical forms of a word or phrase defined in this deed have a corresponding meaning.

(e)	An expression importing a person includes any company, partnership, joint venture, association, corporation or other body corporate and any Government Agency as well as an individual.

(f)
A reference to any thing (including any right) includes a part of that thing but nothing in this clause 1.2(f) implies that performance of part of an obligation constitutes performance of the obligation.

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1 Definitions, interpretation and deed components

(g)	A reference to a clause, party, schedule, attachment or exhibit is a reference to a clause of, and a party, schedule, attachment or exhibit to, this deed.

(h)	A reference to any legislation includes all delegated legislation made under it and amendments, consolidations, replacements or re-enactments of any of them.

(i)	A reference to a document includes all amendments or supplements to, or replacements or novations of, that document.

(j)	A reference to a party to a document includes that party’s successors and permitted assignees.

(k)	A promise on the part of 2 or more persons binds them jointly and severally.

(l)	A reference to an agreement other than this deed includes a deed and any legally enforceable undertaking, agreement, arrangement or understanding, whether or not in writing.

(m)	A reference to an asset includes all property of any nature, including a business, and all rights, revenues and benefits.

(n)
A reference to liquidation or insolvency includes appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, deregistration, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

(o)	A reference to a document includes any agreement in writing, or any certificate, notice, deed, instrument or other document of any kind.

(p)	No provision of this deed will be construed adversely to a party because that party was responsible for the preparation of this deed or that provision.

(q)	A reference to a body, other than a party to this deed (including an institute, association or authority), whether statutory or not:

(1)	which ceases to exist; or

(2)	whose powers or functions are transferred to another body,

is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

(r)	References to time are to Melbourne time.

(s)	Where this deed confers any power or authority on a person that power or authority may be exercised by that person acting personally or through an agent or attorney.

(t)	An Event of Default is ‘continuing’ or ‘subsisting’ if it has not been:

(1)	remedied to the satisfaction of the Security Trustee before a Power relating to that Event of Default is exercised; or

(2)	waived in writing by the Security Trustee.

1.3	Interpretation of inclusive expressions

Specifying anything in this deed after the words ‘include’ or ‘for example’ or similar expressions does not limit what else is included unless there is express wording to the contrary.

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2 Security

1.4	Business Day

Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the next Business Day.

1.5	Convertible Note Agreement incorporated definitions

A word or phrase (other than one defined in clauses 1.1) defined in the Convertible Note Agreement has the same meaning in this deed.

1.6	Security Trust Deed

This deed is a ‘Security’ and a ‘Transaction Document’ for the purposes of the Security Trust Deed.

1.7	Capacity of Security Trustee

The Security Trustee enters into this deed as security trustee under the Security Trust Deed. Clause 1.4 of the Security Trust Deed is incorporated in this deed as if set out in full.

2	Security

2.1	Security

As security for the due and punctual payment of the Secured Moneys, the Grantor:

(a)	charges all the Charged Property to the Security Trustee;

(b)	assigns and transfers all the Assigned Property to the Security Trustee; and

(c)	charges all the PPSA Retention of Title Property to the Security Trustee.

2.2	Description of Secured Property

The Security Trustee takes a PPSA Security Interest in all of the Grantor’s present and after-acquired property within the meaning of section 20(2)(b)(ii) of the PPSA.

2.3	Priority

(a)
The parties intend that the Security take priority over all other Security Interests and other interests in the Secured Property at any time other than any Permitted Security Interest mandatorily preferred by law.

(b)	Nothing in this deed will be construed as an agreement by the Security Trustee to subordinate the Security to any other Security Interest or interest affecting the Secured Property at any time.

2.4	Nature of charge

(a)	The charge under clauses 2.1(a) and 2.1(c) is a fixed charge.

(b)
To the extent that the charge fails to take effect as a fixed charge in relation to any asset forming part of the Charged Property or the PPSA Retention of Title Property then it takes effect as a floating charge in relation to the asset which automatically and immediately crystallises and becomes fixed if a Control Event occurs in relation to that asset.

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2 Security

2.5	Collection of proceeds of Assigned Property

The Grantor may collect as agent for the Security Trustee for this purpose the proceeds of any Assigned Property subject to using those proceeds as permitted under the Transaction Documents.

2.6	Controlled Account

(a)	The Security Trustee may require the Grantor to open and maintain a bank account at a bank and branch approved by the Security Trustee on terms that:

(1)	nominated Officers of the Security Trustee must be signatories to the Controlled Account;

(2)	no withdrawals can be made from the Controlled Account without the signature of one of those Officers;

(3)	funds may be disposed of from the Controlled Account at the direction of the Security Trustee without further consent by the Grantor; and

(4)	depositing an amount in the Controlled Account will not result in any person coming under a present liability (within the meaning of section 341(3)(d) of the PPSA) to pay:

•	the Grantor; or

•	a Related Body Corporate of the Grantor.

(b)
If the Security Trustee is not the Designated Bank, the Grantor must cause the Designated Bank to enter into an agreement between the Designated Bank, the Grantor and the Security Trustee in form and substance satisfactory to the Security Trustee in which the Designated Bank agrees that:

(1)	it will comply with and give effect to the terms set out in clause 2.6(a);

(2)	it has no Security Interest or other interest in the Controlled Account and it waives all rights of set-off and combination in respect of the Controlled Account;

(3)
if despite clause 2.6(b)(2) it has any Security Interest or other interest in the Controlled Account, that Security Interest or other interest is subordinated in right and priority of payment to the Security Trustee's Security Interest or other interest and will not be exercised without the Security Trustee’s consent; and

(4)	it agrees that the laws specified in clause 15.5(b) will govern the Security Trustee’s PPSA Security Interest in the Controlled Account.

2.7	Proceeds

(a)
If a Control Event occurs in respect of the relevant proceeds, the Grantor must immediately and until notified otherwise by the Security Trustee deposit in the Controlled Account any proceeds the Grantor receives in respect of any Account, insurance policy in relation to the Secured Property or any other Assigned Property.

(b)	Clause 2.7(a) does not apply to proceeds received from any workers’ compensation or public liability policy or reinstatement policy to the extent that the proceeds are paid to a person:

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3 Discharge of the Security

(1)	entitled to be compensated under the workers’ compensation or public liability policy; or

(2)	under a contract for the reinstatement of the Secured Property.

(c)	The Grantor must give all notices and directions and execute all necessary documents as requested by the Security Trustee to ensure clause 2.7(a) is complied with.

(d)	A Power created under this clause 2.7 is not waived by any failure or delay in exercise, or by the partial exercise, of that Power.

2.8	Inventory

(a)
The Grantor specifically appropriates to the Security and to the Security Trustee’s benefit all inventory which forms part of the Secured Property at any time other than any asset acquired by the Grantor for disposal in the ordinary course of the ordinary business of the Grantor.

(b)
The Grantor must not remove or deal with any Secured Property appropriated to the Security under clause 2.8(a) without previously obtaining the specific and express authority of the Security Trustee to do so.

2.9	Authorisation

(a)	The Grantor must ensure that it obtains all Authorisations necessary to permit the grant of the Security in respect of any asset before it acquires any rights in that asset.

(b)
Without limiting clauses 2.9(a) and 15.6, if the grant of the Security in respect of an asset would invalidate, avoid or render ineffective the Security, whether in respect of that asset only or otherwise then that asset is excluded from the Security, but only for so long as that effect prevails.

(c)
If the Security could be granted in respect of an asset referred to in clause 2.9(b) without clause 2.9(b) applying if an Authorisation was obtained or other action taken, the Grantor must promptly obtain that Authorisation or take that action.

3	Discharge of the Security

3.1	Discharge

Subject to clause 3.2, at the written request of the Grantor, the Security Trustee must discharge the Security and reassign and retransfer to the Grantor its right and interest in the Assigned Property if:

(a)	the Secured Moneys have been paid in full; and

(b)	the Grantor and each other Transaction Party has fully observed and performed its respective obligations under this deed and each other Transaction Document.

3.2	Final discharge

(a)
The Security Trustee is not obliged to discharge the Security under clause 3.1 if, at the time the requirements of clause 3.1 are satisfied, the Security Trustee is of the opinion that the Grantor or any other Transaction Party owes further Secured Moneys contingently or otherwise to the Security Trustee; or

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4 Representations and warranties

is of the opinion that the Grantor or any other Transaction Party owes further Secured Moneys contingently or otherwise to the Security Trustee; or

(b)	Clause 3.2(a) overrides any other clause to the contrary in this deed.

4	Representations and warranties

4.1	Representations and warranties

The Grantor represents and warrants to and for the benefit of the Security Trustee that:

(a)	representations true: each of its representations and warranties contained in the Transaction Documents is correct and not misleading when made or repeated;

(b)	legal and beneficial owner: it is the legal and beneficial owner of the Secured Property;

(c)	no other interests:

(1)	no person other than the Security Trustee holds or has the benefit of a Security Interest or other interest in the Secured Property other than under a Permitted Security Interest;

(2)	there is no agreement, filing or registration that would enable another person to obtain a priority over the Security which is inconsistent with the priority contemplated by this deed;

(d)	Security:

(1)	this deed creates the Security Interest purported to be created by it over the assets purported to be encumbered by it; and

(2)	the Security has been, or in the case of After-Acquired Property, on its acquisition will be perfected; and

(3)	the Security has the priority contemplated by this deed;

(e)	not a trustee: it does not enter into any Transaction Document as trustee of any trust or settlement;

(f)	serial numbers: no item of Secured Property or PPSA Retention of Title Property:

(1)	is required under the PPSA Regulations to be described by serial number in a registration under the PPSA; and

(2)	with a value greater than $100,000 is permitted under the PPSA Regulations to be described by serial number in a registration under the PPSA;

(g)	location of assets: it has no Secured Property with a value greater than $100,000 located outside Australia; and

(h)	Authorisations: it has obtained all Authorisations necessary to permit the grant of the Security in respect of any asset in which it presently has rights.

4.2	Survival of representations and warranties

The representations and warranties given under this deed:

(a)	survive the execution of this deed; and

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5 Undertakings of the Grantor

(b)	are repeated on the last day of each calendar month with respect to the facts and circumstances then subsisting.

4.3	Reliance by Security Trustee

The Grantor acknowledges that the Security Trustee has entered into each Transaction Document in reliance on the representations and warranties given by the Grantor under this deed.

4.4	No Reliance by Grantor

The Grantor acknowledges that it has not entered into this deed or any Transaction Document in reliance on any representation, warranty, promise or statement made by the Security Trustee or any person on behalf of the Security Trustee.

5	Undertakings of the Grantor

5.1	Performance under the Transaction Documents

(a)	The Grantor must fully and punctually perform its obligations under each Transaction Document.

(b)
Without limiting the generality of clause 5.1(a), the Grantor must pay the Secured Moneys to the Security Trustee in accordance with this deed, each other Transaction Document and each other obligation under which the Secured Moneys are payable.

(c)
The Grantor must ensure that no Event of Default occurs.  Without affecting the liability of the Grantor or the Powers in any other respect (including where a breach of this clause 5.1(c) is also a breach of another provision of a Transaction Document), the Grantor is not liable in damages for breach of this clause 5.1(c) but the Security Trustee may exercise its Powers consequent upon or following that breach.

5.2	Notices to the Security Trustee

The Grantor must notify the Security Trustee as soon as the Grantor becomes aware of any of the following:

(a)	the acquisition by it or any of its Subsidiaries of, or the entry by it or any of its Subsidiaries into, an agreement to acquire:

(1)	any interest in real property;

(2)	any Marketable Securities or other property in relation to which the Security may be perfected by control;

(3)	any motor vehicles or other property with a value greater than $100,000 which the PPS Regulations provide may or must be described by serial number in a registration under the PPSA;

(4)	any property with a value greater than $100,000 which is situated outside Australia; and

(b)	any data contained in a registration under the PPSA with respect to the Security being or becoming incorrect.

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5 Undertakings of the Grantor

5.3	Negative pledge and disposal of assets

(a)	The Grantor must not create or allow to exist or agree to any Security Interest over any of its assets other than a Permitted Security Interest.

(b)	The Grantor must not acquire an asset which is, or upon its acquisition will be, subject to a Security Interest which is not a Permitted Security Interest.

(c)	The Grantor must not sell, assign, transfer or otherwise dispose of or part with possession of any of its assets except:

(1)	an asset acquired by the Grantor for disposal in the ordinary course of the ordinary business of the Grantor; and

(2)	the expenditure of cash,

in both cases, only in the ordinary course of ordinary business of the Grantor.

(d)
The Grantor must not allow any other person to have a right or power to receive or claim any rents, profits, receivables, money or moneys worth (whether capital or income) in respect of its assets other than under a Transaction Document.

(e)	The Grantor must not permit any of the Secured Property to become:

(1)	Commingled with any asset that is not Secured Property except in the ordinary course of the Grantor’s ordinary business; or

(2)	an Accession to or to be affixed to any asset that is not Secured Property.

(f)
The Grantor must not enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts in circumstances where the arrangement is in connection with:

(1)	the raising of Financial Indebtedness; or

(2)	the acquisition of an asset,

except for a netting or set-off arrangement in the ordinary course of its ordinary banking arrangements for the purpose of netting debit and credit balances.

(g)	The Grantor must not enter into any arrangement which, if complied with, would prevent the Grantor from complying with its obligations under the Transaction Documents.

(h)	If, by mandatory operation of law, this clause 5.3 may not prevent the Grantor creating a Security Interest:

(1)	this clause 5.3 does not prevent the Grantor creating that Security Interest;

(2)
before that Security Interest is created the Grantor must ensure that the Security Trustee receives the benefit of a deed of priority or subordination granting first ranking priority to the Security in a form and of substance required by the Security Trustee; and

(3)
until that deed of priority is executed and delivered to the Security Trustee, the Security Trustee is not required to provide any further moneys or do any other thing which would increase the amount of the Secured Moneys.

General Security Agreement       page 14

5 Undertakings of the Grantor

5.4	Maintenance of the Secured Property

The Grantor must:

(a)	maintain and protect its Secured Property;

(b)	keep its Secured Property in a good state of repair and in good working order allowing for fair wear and tear;

(c)	remedy every defect in its title to any part of its Secured Property;

(d)	take or defend all legal proceedings to protect or recover any of its Secured Property;

(e)	keep its Secured Property valid and subsisting and free from liability to forfeiture, cancellation, avoidance or loss; and

(f)
take all commercially reasonable steps to identify, protect and perfect with the highest priority reasonably available any PPSA Security Interest in respect of which the Grantor is or is to become the PPSA Secured Party.

5.5	Further assurances

The Grantor must:

(a)	do anything which the Security Trustee reasonably requests to:

(1)	ensure, or enable the Security Trustee to ensure, that this deed, the Security, and the Powers are fully effective, enforceable and perfected with the contemplated priority;

(2)	more satisfactorily assure or secure to the Security Trustee the Secured Property in a manner consistent with the Transaction Documents; or

(3)	aid the exercise of any Power,

including executing any document, delivering Title Documents, executing and delivering blank transfers or giving notice of the Security to any third party.

(b)	without limiting clause 5.5(a), when the Security Trustee requests, execute:

(1)	a legal or statutory mortgage in favour of the Security Trustee over any real property; or

(2)	any other form of security which the Security Trustee considers appropriate for the property to be subject to that security,

each in form and substance required by the Security Trustee.

(c)
without limiting clause 5.5(a), use best endeavours to cause a third party to provide any Authorisation or take any other action (including executing any document) required to give effect to clause 5.5(a).

5.6	Title Documents

(a)
The Grantor must deposit with the Security Trustee, or as the Security Trustee directs all the Title Documents in respect of any of the Secured Property together with executed blank transfers in respect of the Secured Property to which the Title Documents relate immediately on:

(1)	its execution of this deed; and

(2)	acquisition of any asset which forms part of the Secured Property.

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5 Undertakings of the Grantor

(b)
Subject to clause 5.6(c), the Security Trustee may retain the Title Documents deposited with the Security Trustee until the Security in respect of all the Secured Property is discharged under clause 3.

(c)	If the Security is enforced by the Security Trustee, the Security Trustee, Receiver or Attorney is entitled:

(1)	to deal with the Title Documents as if it was the absolute and unencumbered owner of the Secured Property to which the Title Documents relate; and

(2)	in exercising a power of sale, to deliver any Title Document to a purchaser of the Secured Property to which the Title Document relates.

5.7	Perfection, registration and protection of Security

(a)	The Grantor must ensure that:

(1)	the Security is perfected in relation to all the Secured Property and PPSA Retention of Title Property in all jurisdictions; and

(2)	this deed and the Security are registered and filed in all registers in all jurisdictions in which it must be perfected, registered and filed, to ensure its enforceability, validity, perfection and priority against all persons and to be effective as a security.

(b)
Whenever the Security Trustee requires that the Security be perfected in a particular way in relation to any part of the Secured Property or PPSA Retention of Title Property, the Grantor must ensure that the Security is perfected in that way.

(c)
The Grantor will not be in breach of its obligation under this clause 5.7 and its representation and warranty under clause 4.1(d)(2) will not be incorrect or misleading if the Security Trustee fails to take any action which can only be taken by the Security Trustee to enable the Security to be perfected as required under this clause 5.7, after written request from the Grantor to take that action.

(d)
Whenever any part of the Secured Property or PPSA Retention of Title Property is transferred to or retained in a place where this deed or the Security, because of an increase in the Secured Moneys or otherwise, bears insufficient stamp duty or is not registered or recorded, or for any other reason is of limited or of no force or effect, unenforceable, inadmissible in evidence or of reduced priority, the Grantor must within 14 days after that transfer or retention ensure that:

(1)	this deed is stamped to the satisfaction of the Security Trustee;

(2)	this deed is in full force and effect, enforceable, perfected, admissible in evidence and not of reduced priority; and

(3)	this deed and the Security are registered in that place, or that part of the Secured Property or PPSA Retention of Title Property is removed from that place.

5.8	No caveats

The Grantor must ensure that any caveat lodged in respect of the Secured Property, other than the Permitted Caveats and a caveat lodged by the Security Trustee, is removed as soon as reasonably practicable.

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6 Enforcement

5.9	Inspection

The Grantor must permit any representatives designated by the Security Trustee to visit and inspect the financial records and the property of the Grantor, at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives of the Grantor to discuss the affairs, finances, accounts and condition of the Grantor with the officers, employees and advisors of the Security Trustee (including independent accountants).

5.10	Term of undertakings

Each of the Grantor’s undertakings in this clause 5 continue in full force and effect from the date of this deed until the Security in respect of all the Secured Property is discharged under clause 3.

6	Enforcement

6.1	When enforceable

(a)	If an Event of Default occurs:

(1)	the Security and each Collateral Security are immediately enforceable without the need for any demand or notice to be given to the Grantor or any other person; and

(2)
the Secured Moneys are immediately due and payable by the Grantor without the need for any demand or notice to be given to the Grantor or any other person other than a notice expressly required by a Transaction Document.

(b)	The Security Trustee agrees that it will not exercise any Power to enforce the Security under Chapter 4 of the PPSA until an Event of Default occurs.

6.2	No dealing with assets

Any right of the Grantor to deal, for any purpose, with any asset which forms part of the Secured Property (including under clause 2.5), other than by or through a Receiver appointed under this deed, immediately ceases if:

(a)	the Security Trustee declares that the Secured Moneys are immediately due and payable; or

(b)	the Security Trustee takes any step to enforce the Security; or

(c)	a Control Event occurs in relation to the asset.

6.3	Assistance in realisation

After the Security has become enforceable, the Grantor must take all action required by the Security Trustee, Receiver or Attorney to assist any of them to realise the Secured Property and exercise any Power including:

(a)	executing all transfers, conveyances, assignments and assurances of any of the Secured Property;

(b)	doing anything necessary or desirable under the law in force in any place where the Secured Property is situated;

General Security Agreement       page 17

7 Receiver

(c)	giving all notices, orders, directions and consents which the Security Trustee, Receiver or Attorney thinks expedient; and

(d)	doing anything necessary:

(1)	for a call to be made on the uncalled capital of the Grantor; or

(2)	to collect all called but unpaid capital of the Grantor.

6.4	Postponing or delaying realisation or enforcement

The Security Trustee, a Receiver or Attorney may postpone or delay the exercise of any Power for such period as the Security Trustee, Receiver or Attorney may in its absolute discretion decide.

6.5	PPSA Retention of Title Property

(a)
In exercising any Power under or in relation to the Security, a Security Trustee, Receiver or Attorney may not deal with any PPSA Retention of Title Property except to the same extent as the Grantor would be entitled to deal with that property.

(b)	Clause 6.5(a) does not apply:

(1)	to any Secured Property; or

(2)	to the extent it would otherwise prevent the transfer of the property because a transfer by the Grantor would be prohibited or declared to be a default under a security agreement.

7	Receiver

7.1	Appointment of Receiver

If an Event of Default occurs, the Security Trustee may at any time after its occurrence:

(a)	appoint any person or any 2 or more persons jointly, or severally, or jointly and severally to be a receiver or a receiver and manager of the Secured Property and the PPSA Retention of Title Property;

(b)	remove any Receiver and on the removal, retirement or death of any Receiver, appoint another Receiver; and

(c)	fix the remuneration and direct payment of that remuneration and any costs, charges and expenses of the Receiver out of the proceeds of any realisation of the Secured Property.

7.2	Agency of Receiver

(a)	Subject to clause 7.5, each Receiver is the agent of the Grantor.

(b)	The Grantor is responsible for the acts, defaults and remuneration of the Receiver.

7.3	Powers of Receiver

Subject to any express exclusion by the terms of the Receiver’s appointment, the Receiver has, in addition to any powers conferred on the Receiver by applicable law, and whether or not in possession of the Secured Property and the PPSA Retention of Title Property or any part of it, the following powers:

General Security Agreement       page 18

7 Receiver

(a)	manage, possession or control: to manage, enter into possession or assume control of any of the Secured Property;

(b)	lease or licence: to accept the surrender of, determine, grant or renew any lease or licence in respect of the use or occupation of any of the Secured Property:

(1)	on any terms or special conditions that the Security Trustee or Receiver thinks fit; and

(2)	in conjunction with the sale, lease or licence of any other property by any person;

(c)	sale: to sell or concur in selling any of the Secured Property to any person:

(1)	by auction, private treaty or tender;

(2)	on such terms and special conditions as the Security Trustee or the Receiver thinks fit;

(3)	for cash or for a deferred payment of the purchase price, in whole or in part, with or without interest or security;

(4)	in conjunction with the sale of any property by any other person; and

(5)	in one lot or in separate parcels;

(d)	grant options to purchase: to grant to any person an option to purchase any of the Secured Property;

(e)	acquire property: to acquire any interest in any property, in the name or on behalf of the Grantor, which on acquisition forms part of the Secured Property;

(f)	carry on business: to carry on or concur in carrying on any business of the Grantor in respect of the Secured Property;

(g)	borrowings and security:

(1)	to raise or borrow any money, in its name or the name or on behalf of the Grantor, from the Security Trustee or any person approved by the Security Trustee in writing; and

(2)
to secure money raised or borrowed under clause 7.3(g)(1) by a Security Interest over any of the Secured Property, ranking in priority to, equal with, or after, the Security or any Collateral Security;

(h)
maintain or improve Secured Property: to do anything to maintain, protect or improve any of the Secured Property including completing, repairing, erecting a new improvement on, demolishing or altering any of the Secured Property;

(i)
income and bank accounts: to do anything to manage or obtain income or revenue from any of the Secured Property including operating any bank account which forms part of the Secured Property or opening and operating a new bank account;

(j)
access to Secured Property: to have access to any of the Secured Property, the premises at which the business of the Grantor is conducted and any of the administrative services of the business of the Grantor;

(k)	insure Secured Property: to insure any of the Secured Property;

(l)	sever fixtures: to sever fixtures in respect of any of the Secured Property;

(m)	compromise: to make or accept any compromise or arrangement;

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7 Receiver

(n)	surrender Secured Property: to surrender or transfer any of the Secured Property to any person;

(o)	exchange Secured Property: to exchange with any person any of the Secured Property for any other property whether of equal value or not;

(p)	employ or discharge: to employ or discharge any person as an employee, contractor, agent, professional advisor or auctioneer for any of the purposes of this deed;

(q)	delegate: to delegate to any person any Power of the Receiver;

(r)
perform or enforce documents: to observe, perform, enforce, exercise or refrain from exercising any right, power, authority, discretion or remedy of the Grantor under, or otherwise obtain the benefit of:

(1)	any document, agreement or right which attaches to or forms part of the Secured Property; and

(2)	any document or agreement entered into in exercise of any Power by the Receiver;

(s)	receipts: to give effectual receipts for all moneys and other assets which may come into the hands of the Receiver;

(t)
take proceedings: to commence, discontinue, prosecute, defend, settle or compromise in its name or the name or on behalf of the Grantor, any proceedings including proceedings in relation to any insurance in respect of any of the Secured Property;

(u)
insolvency proceedings: to make any debtor bankrupt, wind-up any company, corporation or other entity and do all things in relation to any bankruptcy or winding-up which the Receiver thinks necessary or desirable including attending and voting at creditors’ meetings and appointing proxies for those meetings;

(v)
execute documents: to enter into and execute any document or agreement in the name of the Receiver or the name or on behalf of the Grantor including bills of exchange, cheques or promissory notes for any of the purposes of this deed;

(w)	make calls: to make calls on any member of the Grantor in respect of uncalled capital of the Grantor;

(x)	vote: to exercise any voting rights or powers in respect of any part of the Secured Property;

(y)	collect called capital: to collect or enforce payment of any called but unpaid capital of the Grantor whether or not the calls were made by the Receiver;

(z)	ability of Grantor: to do anything the Grantor could do in relation to the Secured Property;

(aa)	PPSA Retention of Title Property: subject to clause 6.5, to exercise in relation to the PPSA Retention of Title Property any Power conferred on the Receiver in relation to the Secured Property; and

(bb)	incidental power: to do anything necessary or incidental to the exercise of any Power of the Receiver.

7.4	Nature of Receiver’s Powers

The Powers of the Receiver must be construed independently and no one Power limits the generality of any other Power. Any dealing under any Power of the Receiver will be on the terms and conditions the Receiver thinks fit.
General Security Agreement       page 20

7 Receiver

7.5	Status of Receiver after commencement of winding-up

(a)
The power to appoint a Receiver under clause 7.1 may be exercised even if, at the time an Event of Default occurs or if at the time a Receiver is appointed, an order has been made or a resolution has been passed for the winding-up of the Grantor.

(b)	If for any reason, including operation of law, a Receiver:

(1)	appointed in the circumstances described in clause 7.5(a); or

(2)	appointed at any other time,

ceases to be the agent of the Grantor as a result of, an order being made or a resolution being passed for the winding-up of the Grantor, then the Receiver immediately becomes the agent of the Security Trustee.

7.6	Powers exercisable by the Security Trustee

(a)
Whether or not a Receiver is appointed under clause 7.1, the Security Trustee may, on or after the occurrence of an Event of Default and without giving notice to any person, exercise any Power that could be conferred on a Receiver in addition to any Power of the Security Trustee.

(b)	The exercise of any Power by the Security Trustee, Receiver or Attorney does not cause or deem the Security Trustee, Receiver or Attorney:

(1)	to be a mortgagee in possession;

(2)	to account as mortgagee in possession; or

(3)	to be answerable for any act or omission for which a mortgagee in possession is liable.

7.7	Set-off

If any Event of Default is subsisting, the Security Trustee may apply any credit balance in any currency in any of the Grantor’s accounts with the Security Trustee in and towards satisfaction of any of the Secured Moneys.

7.8	Notice of exercise of rights

The Security Trustee, Receiver or Attorney is not required:

(a)	to give notice of the Security or any Collateral Security to any debtor or creditor of the Grantor or to any other person;

(b)	to enforce payment of any money payable to the Grantor including any of the debts or monetary liabilities secured by this deed or by any Collateral Security; or

(c)	to obtain the consent of the Grantor to any exercise of a Power.

7.9	Termination of receivership and possession

The Security Trustee may, at any time, terminate the appointment of a Receiver and may, at any time, give up, or re-take, possession of the Secured Property.

General Security Agreement       page 21

8 Application and receipts of money

8	Application and receipts of money

8.1	Order of application

(a)
At any time after the Security is enforceable, all money received by the Security Trustee, Receiver, Attorney or any other person acting on their behalf under this deed or any Collateral Security may be appropriated and applied towards any amount and in any order that the Security Trustee, Receiver, Attorney or that other person determines in its absolute discretion, to the extent not prohibited by law.

(b)	Failing a determination under clause 8.1(a), the money must be applied in the following manner and order:

(1)
first, in payment of all costs, charges and expenses (including any GST) of the Security Trustee, Receiver or Attorney incurred in or incidental to the exercise or performance or attempted exercise or performance of any Power;

(2)	second, in payment of any other outgoings the Security Trustee, Receiver or Attorney thinks fit to pay;

(3)	third, in payment to the Receiver of his remuneration;

(4)	fourth, in payment and discharge, in order of their priority, of any Security Interests of which the Security Trustee, Receiver or Attorney is aware and which have priority to the Security;

(5)	fifth, in payment to the Security Trustee towards satisfaction of the Secured Moneys and applied against interest, principal or any other amount the Security Trustee, Receiver or Attorney thinks fit;

(6)
sixth, in payment only to the extent required by law, in order of their priority, of other Security Interests in respect of the Secured Property of which the Security Trustee, Receiver or Attorney is aware and which are due and payable in accordance with their terms; and

(7)
seventh, in payment of the surplus, if any, without interest to the Grantor. The Security Trustee, Receiver or Attorney may pay the surplus to the credit of an account in the name of the Grantor in the books of any bank carrying on business within Australia and having done so is under no further liability in respect of that surplus.

(c)	Any amount required by law to be paid in priority to any amount specified in clause 8.1(b) must be paid before any money is applied in payment of the amount specified in clause 8.1(b).

8.2	Money actually received

In applying any money towards satisfaction of the Secured Moneys, the Grantor is to be credited only with so much of the money which is available for that purpose (after deducting any GST imposed) and which is actually received by the Security Trustee, Receiver or Attorney. The credit dates from the time of receipt.

8.3	Amounts contingently due

(a)
If at the time of a distribution of any money under clause 8.1 any part of the Secured Moneys is contingently owing to the Security Trustee, the Security Trustee, Receiver or Attorney may retain an amount equal to the amount contingently owing or any part of it.

General Security Agreement       page 22

8 Application and receipts of money

(b)
If the Security Trustee, Receiver or Attorney retains any amount under clause 8.3(a) it must place that amount on short-term interest bearing deposit until the amount contingently owing becomes actually due and payable or otherwise ceases to be contingently owing at which time the Security Trustee, Receiver or Attorney must:

(1)	pay to the Security Trustee the amount which has become actually due to it; and

(2)	apply the balance of the amount retained, together with any interest on the amount contingently owing, in accordance with clause 8.1.

8.4	Notice of a Security Interest

(a)	If the Security Trustee receives actual or constructive notice of a Security Interest over the Secured Property or of the perfection of a Security Interest, the Security Trustee:

(1)	may open a new account in the name of the Grantor in its books; or

(2)	is regarded as having opened a new account in the name of the Grantor in its books,

on the date it received or was regarded as having received notice of the Security Interest or perfection.

(b)	From the date on which that new account is opened or regarded as opened:

(1)	all payments made by the Grantor to the Security Trustee; and

(2)	all financial accommodation and advances by the Security Trustee to the Grantor,

are or are regarded as credited and debited, as the case may be, to the new account unless otherwise specified by the Security Trustee.

(c)	The payments by the Grantor under clause 8.4(b) must be applied in the manner determined by the Security Trustee or, failing a determination:

(1)	first, in reduction of the debit balance, if any, in the new account; and

(2)	second, if there is no debit balance in the new account, in reduction of the Secured Moneys which have not been debited or regarded as debited to the new account.

8.5	Security Trustee’s statement of indebtedness

A certificate signed by any Officer of the Security Trustee stating:

(a)	the amount of the Secured Moneys due and payable; or

(b)	the amount of the Secured Moneys, whether currently due and payable or not,

is sufficient evidence of that amount as at the date stated on the certificate, or failing that as at the date of the certificate, unless the contrary is proved.

8.6	Security Trustee’s receipts

(a)
The receipt of any Officer of the Security Trustee for any money payable to or received by the Security Trustee under this deed exonerates the payer from all liability to enquire whether any of the Secured Moneys have become payable.

General Security Agreement       page 23

8 Application and receipts of money

(b)	Every receipt of an Officer of the Security Trustee effectually discharges the payer from:

(1)	any future liability to pay the amount specified in the receipt; and

(2)	being concerned to see to the application of, or being answerable or accountable for any loss or misapplication of, the amount specified in the receipt.

8.7	Conversion of currencies on application

In making an application under clause 8.1, the Security Trustee, Receiver or Attorney may itself, or through its bankers, purchase one currency with another, whether or not through an intermediate currency, whether spot or forward, in the manner and amounts and at the time it thinks fit.

8.8	Payments in gross

Any payment which the Grantor is required to make under a Transaction Document must be without:

(a)	any set-off, counter-claim or condition; or

(b)	any deduction or withholding for any Tax or any other reason unless the Grantor is required to make a deduction or withholding by applicable law.

8.9	Additional payments

If:

(a)	the Grantor is required to make a deduction or withholding in respect of Tax (other than an Excluded Tax) from any payment to be made to the Security Trustee under any Transaction Document; or

(b)	the Security Trustee is required to pay any Tax (other than an Excluded Tax) in respect of any payment it receives from the Grantor under any Transaction Document,

then the Grantor:

(c)	indemnifies the Security Trustee against that Tax; and

(d)
must pay to the Security Trustee an additional amount which the Security Trustee determines is necessary to ensure that the Security Trustee receives when due a net amount (after payment of any Tax in respect of that additional amount) that is equal to the full amount it would have received if a deduction, withholding or payment of Tax had not been made.

8.10	Taxation deduction procedures

If clause 8.9(a) applies:

(a)	the Grantor must pay the amount deducted or withheld to the appropriate Government Agency as required by law; and

(b)	the Grantor must:

(1)	use reasonable endeavours to obtain a payment receipt from the Government Agency (and any other documentation ordinarily provided by the Government Agency in connection with the payment); and

(2)	within 2 Business Days after receipt of the documents referred to in clause 8.10(b)(1), deliver copies of them to the Security Trustee.

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9 Power of attorney

8.11	Tax Credit

If the Grantor makes an additional payment under clause 8.9 for the benefit of the Security Trustee, and the Security Trustee determines that:

(a)	a credit against, relief or remission for, or repayment of any Tax (Tax Credit) is attributable to that additional payment; and

(b)	the Security Trustee has obtained, utilised and retained that Tax Credit,

then the Security Trustee must pay an amount to the Grantor which the Security Trustee determines will leave it (after that payment) in the same after Tax position as it would have been in had the additional payment not been made by the Grantor.

8.12	Tax affairs

Nothing in clause 8.11:

(a)	interferes with the right of the Security Trustee to arrange its tax affairs in any manner it thinks fit;

(b)	obliges the Security Trustee to investigate the availability of, or claim, any Tax Credit; or

(c)	obliges the Security Trustee to disclose any information relating to its tax affairs or any tax computations.

8.13	Amounts payable on demand

If an amount payable under a Transaction Document is not expressed to be payable on a specified date, that amount is payable by the Grantor on demand by the Security Trustee.

8.14	Currency of payments

The Grantor must make each payment under this deed in the Relevant Currency.

9	Power of attorney

9.1	Appointment of Attorney

For consideration received, the Grantor irrevocably appoints the Security Trustee and each Receiver severally its attorney for the purposes set out in clause 9.2.

9.2	Purposes of appointment

The Attorney may, in its name or in the name of the Grantor, Security Trustee or Receiver, do any of the following:

(a)	do any thing which ought to be done by the Grantor under this deed or any other Transaction Document;

(b)	exercise any right, power, authority, discretion or remedy of the Grantor under:

(1)	this deed;

(2)	any other Transaction Document; or

(3)	any agreement forming part of the Secured Property;

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10 Protection

(c)	do any thing which in the opinion of the Security Trustee, Receiver or Attorney is necessary or desirable for securing or perfecting the Security and any Collateral Security;

(d)	execute in favour of the Security Trustee any legal mortgage, transfer, assignment and any other assurance of any of the Secured Property;

(e)	execute deeds of assignment, composition or release;

(f)	sell or otherwise part with the possession of any of the Secured Property; and

(g)	generally, do any other thing, whether or not of the same kind as those set out in clause 9.2(a) to (f), which in the opinion of the Security Trustee, Receiver or Attorney is necessary or desirable:

(1)	to more satisfactorily secure to the Security Trustee the payment of the Secured Moneys; or

(2)	in relation to any of the Secured Property.

9.3	Exercise after Event of Default

An Attorney must not exercise any Power under clause 9.2 until an Event of Default occurs but a breach of this clause 9.3 does not affect the validity of the Attorney’s act.

9.4	Delegation and substitution

The Attorney may appoint a substitute attorney to perform any of its Powers.

10	Protection

10.1	Protection of third parties

(a)	No person dealing with the Security Trustee, Receiver or Attorney is bound to enquire whether:

(1)	the Security has become enforceable;

(2)	the Receiver or Attorney is duly appointed; or

(3)	any Power has been properly or regularly exercised.

(b)	No person dealing with the Security Trustee, Receiver or Attorney is affected by express notice that the exercise of any Power was unnecessary or improper.

(c)	The irregular or improper exercise of any Power is, as regards the protection of any person, regarded as authorised by the Grantor and this deed, and is valid.

10.2	Protection of the Security Trustee, Receiver and Attorney

(a)	The Security Trustee, Receiver or Attorney is not liable for any loss or damage including consequential loss or damage, arising directly or indirectly from:

(1)	any omission or delay in the exercise or non-exercise of any Power; or

(2)	the neglect, default or dishonesty of any manager, Officer, employee, agent, accountant, auctioneer or solicitor of the Grantor, the Security Trustee, Receiver or Attorney.

(b)	Clause 10.2(a) does not apply:

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11 Indemnities

(1)	in respect of the Security Trustee, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Security Trustee; and

(2)	in respect of a Receiver or Attorney, to any loss or damage which arises from the wilful default, fraud or gross negligence of the Receiver or Attorney.

11	Indemnities

11.1	General indemnity

(a)
The Grantor indemnifies the Security Trustee against any Loss which the Security Trustee, Receiver (whether acting as agent of the Grantor or of the Security Trustee) or Attorney pays, suffers, incurs or is liable for, in respect of any of the following:

(1)	the occurrence of any Default;

(2)	the Security Trustee exercising its Powers consequent upon or arising out of the occurrence of any Default;

(3)	the non exercise, attempted exercise, exercise or delay in the exercise of any Power;

(4)	any act or omission of the Grantor or any of its employees or agents;

(5)	the occupation, use or ownership of any of the Secured Property by the Grantor or any of its employees or agents;

(6)	any workers’ compensation claim by any employee of the Grantor;

(7)	any insurance policy in respect of the Secured Property;

(8)	any compulsory acquisition or statutory or judicial divestiture of any of the Secured Property;

(9)	the Security Trustee acting in connection with a Transaction Document in good faith on fax instructions purporting to originate from the offices of the Grantor or to be given by the Grantor; and

(10)	any other thing in respect of the Security or the Secured Property or the PPSA Retention of Title Property.

(b)	The indemnity contained in clause 11.1(a) includes:

(1)
the amount determined by the Security Trustee as being incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the Security Trustee to fund or maintain the Secured Moneys; and

(2)	loss of margin.

11.2	Foreign currency indemnity

If, at any time:

(a)	the Security Trustee, Receiver or Attorney receives or recovers any amount payable by the Grantor for any reason including:

(1)	under any judgment or order of any Government Agency;

(2)	for any breach of any Transaction Document;

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12 Tax, costs and expenses

(3)	on the liquidation or bankruptcy of the Grantor or any proof or claim in that liquidation or bankruptcy; or

(4)	any other thing into which the obligations of the Grantor may have become merged; and

(b)	the Payment Currency is not the Relevant Currency,

the Grantor indemnifies the Security Trustee against any shortfall between the amount payable in the Relevant Currency and the amount actually or notionally received or recovered by the Security Trustee, Receiver or Attorney after the Payment Currency is converted or translated into the Relevant Currency under clause 8.7.

11.3	Continuing indemnities and evidence of loss

(a)	Each indemnity of the Grantor contained in a Transaction Document is a continuing obligation of the Grantor, despite:

(1)	any settlement of account; or

(2)	the occurrence of any other thing,

and remains in full force and effect until:

(3)	the Secured Moneys have been fully and finally paid; and

(4)	the Security in respect of all the Secured Property has been finally discharged under clause 3.

(b)	Each indemnity of the Grantor in a Transaction Document is an additional, separate and independent obligation of the Grantor and no one indemnity limits the general nature of any other indemnity.

(c)	Each indemnity of the Grantor in a Transaction Document survives the termination of any Transaction Document.

(d)	A certificate given by an Officer of the Security Trustee detailing the amount of any Loss covered by any indemnity in a Transaction Document is sufficient evidence unless the contrary is proved.

12	Tax, costs and expenses

12.1	Tax

(a)
The Grantor must pay any Tax, other than an Excluded Tax in respect of the Security, which is payable in respect of a Transaction Document (including in respect of the execution, delivery, performance, release, discharge, amendment, or enforcement of any Transaction Document).

(b)
The Grantor must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 12.1(a) except to the extent that the fine, penalty or other cost is caused by the Security Trustee’s failure to lodge money received from the Grantor within 2 Business Days before the due date for lodgement.

(c)	The Grantor indemnifies the Security Trustee against any amount payable under clause 12.1(a) or clause 12.1(b) or both.

12.2	Costs and expenses

The Grantor must pay to the Security Trustee:

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13 Interest on overdue amounts

(a)
all reasonable costs and expenses of the Security Trustee in relation to the negotiation, preparation, execution, delivery, stamping, registration, perfection, completion, variation and discharge of any Transaction Document or any Security Interest provided for by a Transaction Document;

(b)	all costs and expenses of the Security Trustee in relation to the enforcement, protection or waiver of any rights under any Transaction Document;

(c)	all reasonable costs and expenses of the Security Trustee in relation to the consent or approval of the Security Trustee given under any Transaction Document; and

(d)	all reasonable costs and expenses of the Security Trustee in relation to any enquiry by a Government Agency involving the Grantor,

including:

(e)	any administration costs of the Security Trustee in relation to the matters described in clauses 12.2(b), (c) and (d); and

(f)	any legal costs and expenses and any professional consultant’s fees on a full indemnity basis.

12.3	GST

(a)
If GST is or will be imposed on a supply made under or in connection with a Transaction Document by the Security Trustee, the Security Trustee may, to the extent that the consideration otherwise provided for that supply is not stated to include an amount in respect of GST on the supply:

(1)	increase the consideration otherwise provided for that supply under the Transaction Document by the amount of that GST; or

(2)	otherwise recover from the recipient of the supply the amount of that GST.

(b)	The Security Trustee must issue a Tax Invoice to the recipient of the supply no later than 5 Business Days after payment to the Security Trustee of the GST inclusive consideration for that supply.

13	Interest on overdue amounts

13.1	Payment of interest

The Grantor must pay interest on:

(a)	any of the Secured Moneys due and payable by it, but unpaid; and

(b)	any interest payable but unpaid under this clause 13.

13.2	Accrual of interest

The interest payable under clause 13.1:

(a)
accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay the Secured Moneys becomes merged; and

(b)	may be capitalised by the Security Trustee, Receiver or Attorney at monthly intervals.

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14 Savings provisions

13.3	Rate of interest

The rate of interest payable under this clause 13 is the highest of:

(a)	any rate specified in any Transaction Document;

(b)	the rate fixed or payable under a judgment or other thing referred to in clause 13.2(a); and

(c)	5%.

14	Savings provisions

14.1	Statutory powers

(a)	Subject to clause 14.1(b), the powers of the Security Trustee under this deed or any Collateral Security are in addition to any powers the Security Trustee has under applicable law.

(b)
Where the Security Trustee or a Controller exercises a Power conferred both under Chapter 4 of the PPSA and otherwise than under Chapter 4, the Security Trustee or Controller only exercises the Power under Chapter 4 if the Security Trustee or Controller states so in writing at the time of exercising the Power.

(c)
To the extent not prohibited by law, before enforcing this deed or any Collateral Security, or exercising any Power, the Security Trustee is not required to give any notice or allow the expiration of any time to any person.

(d)	If a law which requires a period of notice to be given cannot be excluded, but the law allows the period to be specified or changed, then that period of time is one day.

14.2	Continuing security

The Security is a continuing security despite:

(a)	any settlement of account; or

(b)	the occurrence of any other thing,

and remains in full force and effect until the Security Trustee has given a discharge of the Security in respect of all the Secured Property under clause 3.

14.3	No merger of security

(a)	Nothing in this deed merges, extinguishes, postpones, lessens or otherwise prejudicially affects:

(1)	any Security Interest or indemnity in favour of the Security Trustee; or

(2)	any Power.

(b)	No other Security Interest or Transaction Document which the Security Trustee has the benefit of in any way prejudicially affects any Power.

14.4	Exclusion of moratorium

To the extent not excluded by law, a provision of any legislation which directly or indirectly:
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14 Savings provisions

(a)	lessens, varies or affects in favour of the Grantor any obligations under this deed or any Transaction Document;

(b)	stays, postpones or otherwise prevents or prejudicially affects the exercise by the Security Trustee, Receiver or Attorney of any Power; or

(c)	confers any right on the Grantor or imposes any obligation on the Security Trustee or a Receiver or Attorney in connection with the exercise of any Power,

is negatived and excluded from this deed and any Transaction Document and all relief and protection conferred on the Grantor by or under that legislation is also negatived and excluded.

14.5	Exclusion of PPSA provisions

Without limiting clause 14.4:

(a)
the provisions of the PPSA specified in section 115(1) of that Act (except sections 96 (when a person with an interest in the whole may retain an accession), 117 (obligations secured by interests in personal property and land), 120 (enforcement of liquid assets), 123 (right to seize collateral), 126 (apparent possession), 128 (secured party may dispose of collateral), 129 (disposal by purchase), 134 (retention of collateral) and Division 6 of Part 4.3 (seizure and disposal or retention of crops and livestock)) are excluded in full and will not apply to the Security;

(b)
in the circumstances permitted under section 115(7) of the PPSA, sections 132 (secured party to give statement of account) and 136(5) (retaining collateral free of interests) of the PPSA are also excluded and will not apply to the Security; and

(c)
to the extent not prohibited by the PPSA the Grantor waives its right to receive any notice otherwise required to be given by the Security Trustee under section 157 (verification statements) or any other provision of the PPSA.

14.6	Conflict

Where any right, power, authority, discretion or remedy conferred on the Security Trustee, Receiver or Attorney by this deed or any Transaction Document is inconsistent with the powers conferred by applicable law then, to the extent not prohibited by that law, those powers conferred by applicable law are regarded as negatived or varied to the extent of the inconsistency.

14.7	Consent of Security Trustee

(a)
Whenever the doing of any thing by the Grantor is dependent on the consent of the Security Trustee, the Security Trustee may withhold its consent or give it conditionally or unconditionally in its absolute discretion unless expressly stated otherwise in a Transaction Document.

(b)	Any conditions imposed on the Grantor under clause 14.7(a) must be complied with by the Grantor.

14.8	Completion of blank securities

(a)
The Security Trustee, a Receiver, Attorney or any Officer of the Security Trustee may at any time complete, in favour of the Security Trustee, any appointee of the Security Trustee or any purchaser, any instrument executed in blank by or on behalf of the Grantor and deposited with the Security Trustee as security under this deed or under any Collateral Security.

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14 Savings provisions

(b)
The Security Trustee, a Receiver, Attorney or any Officer of the Security Trustee must not exercise any Power under clause 14.8(a) until an Event of Default occurs but a breach of this clause 14.8(b) does not affect the validity of the act of the Security Trustee, Receiver, Attorney or Officer of the Security Trustee.

14.9	Principal obligations

The Security and each Collateral Security is:

(a)	a principal obligation and is not ancillary or collateral to any other Security Interest (other than another Collateral Security) or other obligation; and

(b)	independent of, and unaffected by, any other Security Interest or other obligation which the Security Trustee may hold at any time in respect of the Secured Moneys.

14.10	No obligation to marshal

The Security Trustee is not required to marshal or to enforce or apply under, or appropriate, recover or exercise:

(a)	any Security Interest or Collateral Security held, at any time, by the Security Trustee; or

(b)	any moneys or assets which the Security Trustee, at any time, holds or is entitled to receive.

14.11	Non-avoidance

If any payment by the Grantor to the Security Trustee is avoided for any reason including any legal limitation, disability or incapacity of or affecting the Grantor or any other thing, and whether or not:

(a)	any transaction relating to the Secured Moneys was illegal, void or substantially avoided; or

(b)	any thing was or ought to have been within the knowledge of the Security Trustee,

the Grantor:

(c)	as an additional, separate and independent obligation, indemnifies the Security Trustee against that avoided payment; and

(d)	acknowledges that any liability of the Grantor under the Transaction Documents and any Power is the same as if that payment had not been made.

14.12	Increase in financial accommodation

The Security Trustee may at any time increase the financial accommodation provided under any Transaction Document or otherwise provide further financial accommodation.

14.13	Suspense account

(a)	The Security Trustee may apply to the credit of a suspense account any:

(1)	amounts received under this deed;

(2)	dividends, distributions or other amounts received in respect of the Secured Moneys in any liquidation; and

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15 General

(3)	other amounts received from any Transaction Party or any other person in respect of the Secured Moneys.

(b)	The Security Trustee may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Secured Moneys.

15	General

15.1	Confidential information

The Security Trustee must not disclose to any person:

(a)	this deed; or

(b)	any information about any Transaction Party,

except:

(c)
in connection with an actual or proposed permitted assignment, novation, participation or securitisation or entry by the Security Trustee into a credit default swap where the disclosure is made on the basis that the recipient of the information will comply with this clause 15.1 in the same way that the Security Trustee is required to do;

(d)	to any professional or other adviser consulted by it in relation to any of its rights or obligations under the Transaction Documents;

(e)
to the Reserve Bank of Australia, the Australian Tax Office, the Australian Transaction Reports and Analysis Centre or any Government Agency in Australia or elsewhere requiring or requesting disclosure of the information;

(f)	in connection with the enforcement of its rights under the Transaction Documents;

(g)
to any Related Body Corporate of the Security Trustee where the disclosure is made on the basis that the recipient of the information will comply with this clause 15.1 in the same way that the Security Trustee is required to do;

(h)	where the information is already in the public domain, or where the disclosure would not otherwise breach any duty of confidentiality;

(i)
if required by law in Australia or elsewhere (other than under section 275 of the PPSA to the extent that disclosure would not be required under that section if the disclosure would breach a duty of confidence); or

(j)	otherwise with the prior written consent of the relevant Transaction Party (such consent not to be unreasonably withheld or delayed).

15.2	Performance by Security Trustee of the Grantor’s obligations

If the Grantor defaults in fully and punctually performing any obligation contained or implied in any Transaction Document, the Security Trustee may, without prejudice to any Power, do all things necessary or desirable, in the opinion of the Security Trustee, to make good or attempt to make good that default to the satisfaction of the Security Trustee.

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15 General

15.3	Grantor to bear cost

Any thing which must be done by the Grantor under this deed, whether or not at the request of the Security Trustee, must be done at the cost of the Grantor.

15.4	Notices

Any notice or other communication including any request, demand, consent or approval, to or by a party to this deed must be given in accordance with the notice requirements of the Convertible Note Agreement.

15.5	Governing law and jurisdiction

(a)	This deed is governed by the laws of Queensland.

(b)
Without limiting clause 15.5(a), for the purposes of section 237 of the PPSA, the law of the Commonwealth of Australia as that law applies in the jurisdiction specified in clause 15.5(a) governs the Security to the extent it is permitted to apply to the Secured Property under that section.

(c)	The Grantor irrevocably submits to the non-exclusive jurisdiction of the courts of Queensland.

(d)	The Grantor irrevocably waives any objection to the venue of any legal process on the basis that the process has been brought in an inconvenient forum.

(e)
The Grantor irrevocably waives any immunity in respect of its obligations under this deed that it may acquire from the jurisdiction of any court or any legal process for any reason including the service of notice, attachment before judgment, attachment in aid of execution or execution.

15.6	Prohibition and enforceability

(a)
Any provision of, or the application of any provision of, any Transaction Document or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

(b)
Any provision of, or the application of any provision of, any Transaction Document which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

15.7	Waivers

(a)
Waiver of any right arising from a breach of this deed or of any Power arising upon default under this deed or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

(b)	A failure or delay in exercise, or partial exercise, of:

(1)	a right arising from a breach of this deed or the occurrence of an Event of Default; or

(2)	a Power created or arising upon default under this deed or upon the occurrence of an Event of Default,

does not result in a waiver of that right or Power.

(c)           A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this deed or on a default under this deed or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

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15 General

(d)	A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

(e)	This clause may not itself be waived except by writing.

15.8	Variation

A variation of any term of this deed must be in writing and signed by the parties.

15.9	Cumulative rights

The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of the Security Trustee, Receiver or Attorney.

15.10	Assignment

(a)	Subject to any Transaction Document, the Security Trustee may assign its rights under this deed and each Collateral Security without the consent of the Grantor.

(b)	The Grantor must not assign any of its rights under this deed or any Collateral Security without the prior written consent of the Security Trustee.

15.11	Counterparts

This deed may be executed in any number of counterparts. All counterparts, taken together, constitute one instrument. A party may execute this deed by signing any counterpart.

15.12	Attorneys

Each of the attorneys executing this deed states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

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Signing page

Executed as a deed

Grantor
Signed sealed and delivered by Paradise Phosphate Pty Ltd by
sign here ►	/s/ P J Lee
Company Secretary/Director
print name	P J Lee
sign here ►	/s/ J I Gutnick
Director
print name	J I Gutnick

Security Trustee
Signed sealed and delivered for and on behalf of Acorn Capital Limited by
sign here ►	/s/ M. Sheehan
Company Secretary/Director
print name	M. Sheehan

sign here ►	/s/ Barry Fairley
Director
print name	Barry Fairley

General Security Agreement       page 36